SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
September 1, 2009

Axion International Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Colorado (State or Other Jurisdiction of Incorporation)	000-13111 (Commission File Number)	84-0846389 (IRS Employer Identification No.)

665 Martinsville Road, Basking Ridge, NJ 07920 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (908) 524-0888

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 3.02	Unregistered Sales of Equity Securities

On September 25, 2009, Axion International Holdings, Inc. (the “Company”) completed its current private placement which commenced in the beginning of September, 2009. On September 25, 2009, the Company closed on a Securities Purchase Agreement (the “Agreement”) with an accredited investor (the “Purchaser”).  Pursuant to this Agreement, the Company issued to the Purchaser 500,000 shares of the Company’s restricted common stock and 50,000 3-year warrants, at the exercise price of $3.13 per share, for an aggregate purchase price of $975,000.  The Company paid Newbridge Securities Corp. a transaction fee of $15,000 and 50,000 3-year warrants, at the exercise price of $3.13 per share in connection with this transaction.

Earlier in September, the Company accepted subscription agreements from 12 accredited investors who subscribed to purchase an aggregate 808,236 restricted common shares at the purchase price of $.88 per share. The Company paid a brokerage commission of $55,405 to Bedminster Financial Group, LTD in connection with these transactions. In the first week of September, 2009, the Company accepted Securities Purchase Agreements from three accredited investors who received an aggregate 600,000 Units comprised of one dollar of principal amount of a Company debenture and three 3-year common stock purchase warrants, for five hundred thousand units and one three-year common stock purchase warrants for one hundred thousand units, all exercisable at $.90 per share, for the subscription price of $1.00 per Unit, or for the aggregate purchase price of $600,000. The debentures are due in 18 months, may be converted, at the option of the holder into restricted common shares of the Company at the conversion rate of $.90 per share, and pay interest, at the holder’s election, in cash at the rate of 10% or in common shares at the rate of 12% . The debentures are secured on a parri passu basis by a court judgment rendered in favor of the Company’s predecessror, Analytical Surveys, Inc. v. Tonga Partners, L.P., Cannell Capital, LLC, and Carlo Cannell, Civil Action No. 06-cv-2692, in the U.S. District Court, Southern District of New York.

The issuance of these Company securities is being made in reliance upon the exemptions from the registration requirements of the Securities Act of 1933, as amended in reliance upon Rule 506 of Regulation D promulgated thereunder and Section 4(2) thereof

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	10.15	Form of Securities Purchase Agreement, dated as of September 25, 2009, by and between, the Company and Purchaser, with Warrant as an Exhibit.

	10.16	Form of Company Debenture, with Warrant as Exhibit.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 30, 2009

AXION INTERNATIONAL HOLDINGS, INC.

By:	/s/ James Kerstein
Name: James Kerstein Title: Chief Executive Officer